SECOND AMENDMENT TO RIGHTS AGREEMENT

     This Second Amendment (the "Amendment"), dated as of October 28, 2002, between MGIC Investment Corporation, a Wisconsin corporation (the "Company"), and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), to the Rights Agreement between the Company and Wells Fargo (as successor Rights Agent to U.S. Bank National Association ("U.S. Bank") (as successor to Firstar Bank Milwaukee, N.A.)), dated as of July 22, 1999 and as amended by the First Amendment to Rights Agreement, dated as of October 28, 2002 (as so amended, the "Rights Agreement").

                               W I T N E S S E T H

     WHEREAS, the Company and U.S. Bank previously entered into the Rights Agreement, pursuant to which U.S. Bank was appointed to serve as the Rights Agent; and

     WHEREAS, in addition to serving as Rights Agent, U.S. Bank served as transfer agent for the Company's Common Shares prior to the date hereof; and

     WHEREAS, Section 21 of the Rights Agreement provides that, if the Rights Agent and the transfer agent of the Common Shares are the same Person, the appointment of a successor transfer agent for the Common Shares shall without further action be the appointment of such Person as successor Rights Agent; and

     WHEREAS, as of the date hereof, the Company is appointing Wells Fargo as transfer agent for the Company's Common Shares and is discharging U.S. Bank from such duties and, as a result, Wells Fargo has become the Rights Agent under the Rights Agreement by operation of Section 21 thereof; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, (i) the Company may supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing Common Shares of the Company, and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment; and

     WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and direct Wells Fargo as Rights Agent to execute this Amendment.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Direction to Rights Agent. The Company hereby directs Wells Fargo, in its capacity as Rights Agent and in accordance with the terms of
Section 27 of the Rights Agreement, to execute this Amendment.

     Section 2. Certification of Appropriate Officer. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to Wells Fargo that (a) he is an "appropriate officer" as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.

     Section 3. Amendment of Rights Agreement. The Rights Agreement shall be amended as follows:

          (a) "Wells Fargo Bank Minnesota, National Association" shall be substituted throughout the Rights Agreement and Exhibits thereto for "Firstar Bank Milwaukee, N.A.," including substituting all abbreviations therefor.

          (b) Section 1(a) of the Rights Agreement is amended by deleting "15%" wherever it appears in Section 1(a) and substituting "the Designated Percentage" in place thereof.

          (c)  Section 1(c) of the Rights Agreement is amended by deleting
     Section 1(c) and substituting the following in place thereof:

               "(c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                    (i) which such Person or any of such Person's Affiliates or
               Associates beneficially owns, directly or indirectly;

                    (ii) which such Person or any of such Person's Affiliates or
               Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any


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               security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of, or with respect to, acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company. It is understood that if such Person is an Investment Adviser, securities that are held in the portfolio of an Investment Company managed by that Investment Adviser shall be deemed to be covered by such an agreement, arrangement or understanding and shall be deemed to be beneficially owned by such Investment Adviser. "Investment Adviser" shall mean an investment adviser registered under the Investment Advisers Act of 1940, as amended (or any successor to such Act), and principally engaged in the business of managing investment funds for Persons other than that Investment Adviser, and a broker-dealer registered under the Exchange Act (or any successor to such Act) which is not required to register under such Investment Advisers Act. "Investment Company" shall mean an investment company registered under the Investment Company Act of 1940, as amended (or any successor to such Act).

               Notwithstanding anything in this definition of Beneficial Ownership to the contrary,

               (x) the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder;

               (y) an Investment Adviser and the Affiliates of that Investment Adviser shall not be deemed to beneficially own securities owned by their Associates unless the Associate is also their Affiliate; and

               (z) (A) for so long as the Conditions (as hereinafter defined) are satisfied, (I) an Affiliate of an Investment Adviser shall not be deemed to beneficially own securities beneficially owned by that Investment Adviser; and (II) giving effect to clause (I), an Investment Adviser shall not be deemed to beneficially own securities beneficially owned by an Affiliate of that Investment Adviser. It is understood that if an Investment Company managed by an Investment Adviser is an Affiliate of that Investment Adviser, clause (II) shall not affect the provisions of Section 1 (c) (iii), which are that such Investment Adviser shall be deemed to beneficially own securities that are held in the portfolio of such Investment Company.

               (B) As used in this Section 1 (c) (z) and in Section 1 (f) (1):

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               "Conditions" shall mean that (I) the securities covered by
          Section 1 (c) (z) (A) were not acquired and are not held with a purpose or the effect of changing or influencing control (within the meaning of Rule 12b-2 under the Exchange Act) of the Company, or in connection with or as a participant in any transaction having that purpose or effect, (II) giving effect to Section 1 (c) (z) (A), the aggregate amount of securities beneficially owned by an Investment Adviser and by all Investment Advisers the investment advisory activities of which are commonly managed shall be less than 17.5% of the Common Shares of the Company then outstanding, and (III) disregarding Section 1 (c) (z) (A), the aggregate amount of securities beneficially owned by all Affiliates of an Investment Adviser shall be less than 20% of the Common Shares of the Company then outstanding. If the Condition in clause (I) is initially satisfied but ceases to be satisfied, or if the Conditions in either of clauses (II) or (III) are not satisfied, and as promptly as practicable after the first of such Conditions ceases to be satisfied, a sufficient number of Common Shares is divested by the Affiliate of the Investment Adviser or the Investment Adviser so that none of such Persons is an Acquiring Person any longer, then none of such Persons shall be deemed to have been an Acquiring Person as a result of the failure to satisfy such Conditions. The Conditions shall be applied separately to each Investment Adviser and its Affiliates so that if another Investment Adviser which is not an Affiliate of the first Investment Adviser fails to satisfy the Conditions, such failure shall not affect the satisfaction of the Conditions by the first Investment Adviser and its Affiliates.

          For purposes of Condition (II), the investment advisory activities of Investment Advisers are "commonly managed" if any person (i) that is a member of the investment committee or group that determines general investment advise to be given to, or (ii) who determines general investment advise to be given to, clients of one Investment Adviser, is also a (i) member of the investment committee or group that determines general investment advise to be given to, or (ii) determines general investment advise to be given to, clients of another Investment Adviser."

          (d) A new Section 1(f)(1) is hereby added to read in its entirety as follows:

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

          "(f) (1) "Designated Percentage" shall mean 15%, except that in the case of an Investment Adviser and any Investment Company (as such terms are defined in Section 1 (c) (iii) hereof) advised by that Investment Adviser, for so long as the Conditions (including the penultimate and final sentences of the definition of Conditions and the immediately succeeding paragraph which determines when Investment Advisers are "commonly managed") are satisfied, "Designated Percentage" shall mean 17.5%. It is understood that for purposes of this Section 1 (f) (1) the reference in Condition (I) to Section 1 (c)
          (z) (A) shall be deemed to refer to securities beneficially owned by such Investment Adviser or Investment Company, and that the divestiture provisions of the penultimate sentence of the definition of Conditions shall also apply to an Investment Company."

          (e) Section 26 (b) of the Rights Agreement is hereby amended by deleting the address for notice or demand to be given to the Rights Agent by the Company or by the holder of any Right Certificate and substituting in lieu therefor the following:

          Wells Fargo Bank Minnesota, National Association
          Attn:  Wells Fargo Shareowner Services
                 Manager of Account Administration
          161 North Concord Exchange
          South St. Paul, Minnesota  55075-1139


          (f) Section 27 of the Rights Agreement is hereby amended by deleting "15%" in the second sentence and substituting "the Designated Percentage" in place thereof.

     Section 4. Effectiveness and Continued Effectiveness. In accordance with the resolutions of the Company's Board of Directors adopted on October 24, 2002, the amendments to Section 1 of the Rights Agreement set forth in Sections 3 (b),
(c), (d) and (f) above are effective as of the time at which such resolutions were adopted. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified in Section 3 above, the Rights Agreement, as previously amended to the date hereof, shall be unaffected by this Amendment and remain in full force and effect in accordance with its terms.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     Section 6. Defined Terms. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used but not defined herein have the meanings assigned to them in the Rights Agreement.

     Section 7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                            [Signature Page Follows]

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




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

                                             MGIC INVESTMENT CORPORATION

                                             By:
                                                 -------------------------------
                                                 Jeffrey H. Lane
                                                 Senior Vice President,
                                                 General Counsel and Secretary


                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION


                                             By:
                                                 -------------------------------
                                             Its:
                                                 -------------------------------



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